Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2025 Financial Results

Profitability Metrics Continue to Expand; Strong Performance Reflects Loan and Deposit Growth,

Stable Credit Quality, Robust Fee Income and Disciplined Expense Management

JACKSON, Miss. – July 22, 2025 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $55.8 million in the second quarter of 2025, representing diluted earnings per share of $0.92. Trustmark’s performance during the second quarter produced a return on average tangible equity of 13.13% and a return on average assets of 1.21%. The Board of Directors declared a quarterly cash dividend of $0.24 per share payable September 15, 2025, to shareholders of record on September 1, 2025.

Second Quarter Highlights

•
Loans held for investment (HFI) increased to $13.5 billion, reflecting diversified growth of 1.7% linked-quarter
•
Credit quality remained stable, nonperforming assets declined linked-quarter, and net charge-offs represented 0.12% of average loans
•
Deposits increased to $15.1 billion while cost of total deposits declined 3 basis points to 1.80%
•
Total revenue expanded $4.0 million, or 2.1%, linked-quarter to $198.6 million
•
Net interest income (FTE) increased $6.7 million, or 4.3%, linked-quarter, producing a net interest margin of 3.81%
•
Noninterest expense increased $1.1 million, or 0.9%, linked-quarter to $125.1 million

Duane A. Dewey, President and CEO, stated, “Our momentum continues to build as reflected in our solid financial performance in the second quarter of 2025. Diversified loan growth and solid credit quality continued. We were also successful in building and expanding attractive, cost-effective core deposit relationships. Our mortgage banking and wealth management businesses also performed well. These accomplishments are the results of our focused efforts to expand customer relationships and diligently manage expenses. Our associates have done a tremendous job of serving customers, building relationships, and demonstrating the value Trustmark can provide as their financial partner. We are well-positioned to create long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI increased $223.3 million, or 1.7%, during the quarter and $309.4 million, or 2.4%, year-over-year
•
Personal and commercial deposits totaled $13.0 billion at June 30, 2025, up $103.8 million, or 0.8%, from the prior quarter and $361.7 million, or 2.9%, year-over-year
•
Maintained strong capital position with CET1 ratio of 11.70% and total risk-based capital ratio of 14.15%
•
Repurchased $26.0 million, or approximately 764 thousand shares, of common stock during first six months of 2025

Loans HFI totaled $13.5 billion at June 30, 2025, reflecting an increase of $223.3 million, or 1.7%, linked-quarter and $309.4 million, or 2.4%, year-over-year. The linked-quarter growth was driven by 1-4 family mortgage loans, other loans and leases, commercial and industrial loans, other real estate secured loans, and construction, land development and other land loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.1 billion at June 30, 2025, up $35.2 million, or 0.2%, from the prior quarter as growth in noninterest-bearing deposits of $65.5 million was offset in part by a decline in interest-bearing deposits of $30.3 million. Year-over-year, deposits declined $347.0 million, or 2.2%, driven by targeted declines in public funds and brokered deposits of $408.2 million and $300.5 million, respectively. Trustmark continues to maintain a strong liquidity position as loans HFI represented 89.1% of total deposits at the end of the second quarter. Noninterest-bearing deposits represented 20.7% of total deposits at June 30, 2025. Interest-bearing deposit costs totaled 2.28% for the second quarter, a decrease of 2 basis points linked-quarter while the cost of total deposits was 1.80%, a decrease of 3 basis points from the prior quarter.

During the second quarter, Trustmark repurchased $11.0 million, or approximately 341 thousand of its common shares. During the first six months of 2025, Trustmark repurchased $26.0 million, or approximately 764 thousand common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2025, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2025. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At June 30, 2025, Trustmark’s tangible equity to tangible assets ratio was 9.50%, while the total risk-based capital ratio was 14.15%. Tangible book value per share was $28.74 at June 30, 2025, an increase of 3.5% from the prior quarter and 13.9% from the prior year.

Credit Quality

•
Nonperforming assets declined 5.3% linked-quarter
•
Net provision for credit losses was $4.7 million in the second quarter
•
Net charge-offs (NCOs) totaled $4.1 million, including three individually analyzed credits totaling $2.7 million which were reserved for in prior periods; NCOs represented 0.12% of average loans in the second quarter
•
Allowance for credit losses (ACL) represented 1.25% of loans HFI and 272.20% of nonaccrual loans, excluding individually analyzed loans at June 30, 2025

Nonaccrual loans totaled $81.0 million at June 30, 2025, down $5.6 million from the prior quarter. Other real estate totaled $9.0 million, reflecting an increase of $624 thousand from the prior quarter. Collectively, nonperforming assets totaled $90.0 million at June 30, 2025, down $5.0 million, or 5.3%, from the prior quarter and represented 0.66% of loans HFI and held for sale (HFS).

The provision for credit losses for loans HFI was $5.3 million in the second quarter and was primarily attributable to loan growth and changes in the macroeconomic forecast partially offset by net adjustments to the qualitative factors due to positive credit migration. The provision for credit losses for off-balance sheet credit exposures was a negative $670 thousand in the second quarter, primarily driven by positive credit migration partially offset by changes in the macroeconomic forecast. Collectively, the provision for credit losses totaled $4.7 million in the second quarter compared to $5.3 million in the prior quarter and $11.1 million (excluding the provision associated with the mortgage loan sale) in the second quarter of 2024.

Allocation of Trustmark’s $168.2 million ACL on loans HFI represented 1.07% of commercial loans and 1.83% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.25% at June 30, 2025. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $161.4 million in the second quarter, up $6.7 million, or 4.3%, linked-quarter
•
Net interest margin totaled 3.81% in the second quarter, up 6 basis points from the prior quarter
•
Noninterest income totaled $39.9 million, down $2.7 million, or 6.3%, from the prior quarter

Revenue in the second quarter totaled $198.6 million, an increase of 2.1% from the prior quarter. The linked-quarter increase reflects growth in net interest income offset in part by a reduction in noninterest income.

Net interest income (FTE) in the second quarter expanded to $161.4 million, resulting in a net interest margin of 3.81%, up 6 basis points from the prior quarter. The expansion of the net interest margin was primarily due to the increase in the yield of loans HFI and held for sale portfolio as well as the decrease in the cost of interest-bearing liabilities.

Noninterest income in the second quarter totaled $39.9 million, a decrease of $2.7 million, or 6.3%, from the prior quarter. Excluding a $2.4 million gain on sale of a bank facility in the first quarter and a $272 thousand net loss on sale of bank facilities in the second quarter, noninterest income was unchanged linked-quarter. Linked-quarter increases in bank card and other fees and wealth management were more than offset by declines in other income, net, mortgage banking, net, and service charges on deposit accounts.

Mortgage loan production in the second quarter totaled $426.3 million, up 33.7% from the prior quarter and up 12.3% year-over-year. Mortgage banking revenue totaled $8.6 million in the second quarter, a decrease of $169 thousand, or 1.9%, linked-quarter and an increase of $4.4 million year-over-year. The linked-quarter decrease was principally due to increased servicing asset amortization offset in part by increased gain on sale of mortgage loans. The year-over-year increase was principally attributable to increased mortgage servicing revenue, gain on sale of loans, and improved net hedge ineffectiveness.

Wealth management revenue in the second quarter totaled $9.6 million, an increase of $95 thousand, or 1.0%, from the prior quarter and a decline of $54 thousand, or 0.6%, year-over-year. The linked-quarter growth reflected increased investment services revenue offset in part by lower trust management revenue.

Other income, net, totaled $2.3 million in the second quarter, down $3.7 million from the prior quarter. Excluding the aforementioned gain on sale of a bank facility in the first quarter and net loss on sale of bank facilities in the second quarter, other income, net, declined $952 thousand linked-quarter. Service charges on deposit accounts totaled $10.6 million in the second quarter, largely in-line with the prior quarter and a decrease of $339 thousand, or 3.1% year-over-year. Bank card and other fees totaled $8.8 million in the second quarter, up $1.1 million from the prior quarter principally due to increased customer derivative and interchange revenue. Year-over-year, bank card and other fees decreased $471 thousand.

Noninterest Expense

•
Total noninterest expense increased $1.1 million, or 0.9%, linked-quarter
•
Salaries and employee benefits expense declined $194 thousand, or 0.3%, linked-quarter
•
Equipment expense declined $102 thousand, or 1.6%, linked-quarter

Noninterest expense in the second quarter totaled $125.1 million, an increase of $1.1 million, or 0.9%, from the prior quarter and $6.8 million, or 5.7%, year-over-year. Salaries and employee benefits expense totaled $68.3 million in the second quarter, a decline of $194 thousand, or 0.3%, linked-quarter and an increase of $3.5 million, or 5.3%, year-over-year. The linked-quarter decline reflected a seasonal decrease in payroll taxes and stock compensation expense, which were offset in part by increased commissions and compensation expense. Services and fees in the second quarter totaled $27.0 million, an increase of $751 thousand, or 2.9%, from the prior quarter and $2.3 million, or 9.1%, year-over-year. The linked-quarter increase is attributable principally to professional fees. Total other expense in the second quarter was $16.1 million, an increase of $526 thousand, or 3.4%, linked-quarter and $866 thousand, or 5.7%, year-over-year. The linked-quarter change is attributable to increased loan expense and other miscellaneous expense offset in part by lower other real estate expense and a decrease in FDIC assessment expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 23, 2025, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, August 6, 2025, in archived format at the same web address or by calling (877) 344-7529, passcode 1200603.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels, a slowdown in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the current United States presidential administration’s policies and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2025	3/31/2025	6/30/2024	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,745,924	$1,726,291	$1,866,227	$19,633	1.1%	$(120,303)	-6.4%
Securities HTM-taxable	1,303,195	1,325,185	1,421,246	(21,990)	-1.7%	(118,051)	-8.3%
Securities HTM-nontaxable	—	—	112	—	n/m	(112)	-100.0%
Total securities	3,049,119	3,051,476	3,287,585	(2,357)	-0.1%	(238,466)	-7.3%
Loans (includes loans held for sale)	13,543,505	13,320,276	13,309,127	223,229	1.7%	234,378	1.8%
Other earning assets	414,733	365,505	592,735	49,228	13.5%	(178,002)	-30.0%
Total earning assets	17,007,357	16,737,257	17,189,447	270,100	1.6%	(182,090)	-1.1%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(166,430)	(159,893)	(143,245)	(6,537)	-4.1%	(23,185)	-16.2%
Other assets	1,605,786	1,624,581	1,740,307	(18,795)	-1.2%	(134,521)	-7.7%
Total assets	$18,446,713	$18,201,945	$18,786,509	$244,768	1.3%	$(339,796)	-1.8%

Interest-bearing demand deposits (1)	$7,682,684	$7,789,239	$7,845,195	$(106,555)	-1.4%	$(162,511)	-2.1%
Savings deposits (1)	989,689	993,232	1,031,140	(3,543)	-0.4%	(41,451)	-4.0%
Time deposits	3,313,420	3,160,134	3,346,046	153,286	4.9%	(32,626)	-1.0%
Total interest-bearing deposits	11,985,793	11,942,605	12,222,381	43,188	0.4%	(236,588)	-1.9%
Fed funds purchased and repurchases	416,104	405,189	434,760	10,915	2.7%	(18,656)	-4.3%
Other borrowings	431,861	344,040	534,350	87,821	25.5%	(102,489)	-19.2%
Subordinated notes	123,779	123,721	123,556	58	0.0%	223	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,019,393	12,877,411	13,376,903	141,982	1.1%	(357,510)	-2.7%
Noninterest-bearing deposits	3,171,796	3,055,333	3,183,524	116,463	3.8%	(11,728)	-0.4%
Other liabilities	214,315	277,647	498,593	(63,332)	-22.8%	(284,278)	-57.0%
Total liabilities	16,405,504	16,210,391	17,059,020	195,113	1.2%	(653,516)	-3.8%
Shareholders' equity	2,041,209	1,991,554	1,727,489	49,655	2.5%	313,720	18.2%
Total liabilities and equity	$18,446,713	$18,201,945	$18,786,509	$244,768	1.3%	$(339,796)	-1.8%

(1) During the first quarter of 2025, Trustmark ceased the daily sweep between low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2025	3/31/2025	6/30/2024	$ Change	% Change	$ Change	% Change
Cash and due from banks	$634,402	$587,362	$822,141	$47,040	8.0%	$(187,739)	-22.8%
Fed funds sold and reverse repurchases	—	—	—	—	n/m	—	n/m
Securities available for sale	1,782,092	1,737,462	1,621,659	44,630	2.6%	160,433	9.9%
Securities held to maturity	1,290,572	1,315,053	1,380,487	(24,481)	-1.9%	(89,915)	-6.5%
Loans held for sale (LHFS)	219,649	188,689	185,698	30,960	16.4%	33,951	18.3%
Loans held for investment (LHFI)	13,464,780	13,241,469	13,155,418	223,311	1.7%	309,362	2.4%
ACL LHFI	(168,237)	(167,010)	(154,685)	(1,227)	-0.7%	(13,552)	-8.8%
Net LHFI	13,296,543	13,074,459	13,000,733	222,084	1.7%	295,810	2.3%
Premises and equipment, net	228,964	231,202	232,681	(2,238)	-1.0%	(3,717)	-1.6%
Mortgage servicing rights	132,702	134,395	136,658	(1,693)	-1.3%	(3,956)	-2.9%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Other real estate	8,972	8,348	6,586	624	7.5%	2,386	36.2%
Operating lease right-of-use assets	34,016	33,861	36,925	155	0.5%	(2,909)	-7.9%
Other assets (1)	653,142	650,767	694,314	2,375	0.4%	(41,172)	-5.9%
Total assets	$18,615,659	$18,296,203	$18,452,487	$319,456	1.7%	$163,172	0.9%

Deposits:
Noninterest-bearing	$3,135,435	$3,069,929	$3,153,506	$65,506	2.1%	$(18,071)	-0.6%
Interest-bearing	11,980,426	12,010,775	12,309,382	(30,349)	-0.3%	(328,956)	-2.7%
Total deposits	15,115,861	15,080,704	15,462,888	35,157	0.2%	(347,027)	-2.2%
Fed funds purchased and repurchases	456,326	360,080	314,121	96,246	26.7%	142,205	45.3%
Other borrowings	558,654	404,815	336,687	153,839	38.0%	221,967	65.9%
Subordinated notes	123,812	123,757	123,592	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	25,891	26,561	30,265	(670)	-2.5%	(4,374)	-14.5%
Operating lease liabilities	38,091	37,917	40,517	174	0.5%	(2,426)	-6.0%
Other liabilities	164,379	179,286	203,420	(14,907)	-8.3%	(39,041)	-19.2%
Total liabilities	16,544,870	16,274,976	16,573,346	269,894	1.7%	(28,476)	-0.2%
Common stock	12,585	12,651	12,753	(66)	-0.5%	(168)	-1.3%
Capital surplus	133,195	143,001	161,834	(9,806)	-6.9%	(28,639)	-17.7%
Retained earnings	1,955,498	1,914,277	1,796,111	41,221	2.2%	159,387	8.9%
Accumulated other comprehensive income (loss), net of tax	(30,489)	(48,702)	(91,557)	18,213	37.4%	61,068	66.7%
Total shareholders' equity	2,070,789	2,021,227	1,879,141	49,562	2.5%	191,648	10.2%
Total liabilities and equity	$18,615,659	$18,296,203	$18,452,487	$319,456	1.7%	$163,172	0.9%

(1) Trustmark reclassified its identifiable intangible assets, net to other assets. The prior periods has been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2025	3/31/2025	6/30/2024	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$209,077	$201,929	$216,399	$7,148	3.5%	$(7,322)	-3.4%
Interest on securities-taxable	26,269	26,056	17,929	213	0.8%	8,340	46.5%
Interest on securities-tax exempt-FTE	—	—	1	—	n/m	(1)	-100.0%
Other interest income	4,734	3,846	8,126	888	23.1%	(3,392)	-41.7%
Total interest income-FTE	240,080	231,831	242,455	8,249	3.6%	(2,375)	-1.0%
Interest on deposits	68,177	67,718	83,681	459	0.7%	(15,504)	-18.5%
Interest on fed funds purchased and repurchases	4,513	4,298	5,663	215	5.0%	(1,150)	-20.3%
Other interest expense	5,982	5,076	8,778	906	17.8%	(2,796)	-31.9%
Total interest expense	78,672	77,092	98,122	1,580	2.0%	(19,450)	-19.8%
Net interest income-FTE	161,408	154,739	144,333	6,669	4.3%	17,075	11.8%
Provision for credit losses (PCL), LHFI	5,346	8,125	14,696	(2,779)	-34.2%	(9,350)	-63.6%
PCL, off-balance sheet credit exposures	(670)	(2,831)	(3,600)	2,161	76.3%	2,930	81.4%
PCL, LHFI sale of 1-4 family mortgage loans	—	—	8,633	—	n/m	(8,633)	-100.0%
Net interest income after provision-FTE	156,732	149,445	124,604	7,287	4.9%	32,128	25.8%
Service charges on deposit accounts	10,585	10,636	10,924	(51)	-0.5%	(339)	-3.1%
Bank card and other fees	8,754	7,664	9,225	1,090	14.2%	(471)	-5.1%
Mortgage banking, net	8,602	8,771	4,204	(169)	-1.9%	4,398	n/m
Wealth management	9,638	9,543	9,692	95	1.0%	(54)	-0.6%
Other, net	2,311	5,970	7,461	(3,659)	-61.3%	(5,150)	-69.0%
Securities gains (losses), net	—	—	(182,792)	—	n/m	182,792	100.0%
Total noninterest income (loss)	39,890	42,584	(141,286)	(2,694)	-6.3%	181,176	n/m
Salaries and employee benefits	68,298	68,492	64,838	(194)	-0.3%	3,460	5.3%
Services and fees	26,998	26,247	24,743	751	2.9%	2,255	9.1%
Net occupancy-premises	7,507	7,385	7,265	122	1.7%	242	3.3%
Equipment expense	6,206	6,308	6,241	(102)	-1.6%	(35)	-0.6%
Other expense	16,105	15,579	15,239	526	3.4%	866	5.7%
Total noninterest expense	125,114	124,011	118,326	1,103	0.9%	6,788	5.7%
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	71,508	68,018	(135,008)	3,490	5.1%	206,516	n/m
Tax equivalent adjustment	2,652	2,684	3,304	(32)	-1.2%	(652)	-19.7%
Income (loss) from cont. ops before income taxes	68,856	65,334	(138,312)	3,522	5.4%	207,168	n/m
Income taxes from cont. ops	13,015	11,701	(37,707)	1,314	11.2%	50,722	n/m
Income (loss) from cont. ops	55,841	53,633	(100,605)	2,208	4.1%	156,446	n/m
Income from discontinued operations (discont. ops) before income taxes	—	—	232,640	—	n/m	(232,640)	-100.0%
Income taxes from discont. ops	—	—	58,203	—	n/m	(58,203)	-100.0%
Income from discont. ops	—	—	174,437	—	n/m	(174,437)	-100.0%
Net income	$55,841	$53,633	$73,832	$2,208	4.1%	$(17,991)	-24.4%

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.92	$0.88	$(1.64)	$0.04	4.5%	$2.56	n/m
Basic earnings per share from discont. ops	$—	$—	$2.85	$—	n/m	$(2.85)	-100.0%
Basic earnings per share - total	$0.92	$0.88	$1.21	$0.04	4.5%	$(0.29)	-24.0%

Diluted earnings (loss) per share from cont. ops	$0.92	$0.88	$(1.64)	$0.04	4.5%	$2.56	n/m
Diluted earnings per share from discont. ops	$—	$—	$2.84	$—	n/m	$(2.84)	-100.0%
Diluted earnings per share - total	$0.92	$0.88	$1.20	$0.04	4.5%	$(0.28)	-23.3%

Dividends per share	$0.24	$0.24	$0.23	$—	0.0%	$0.01	4.3%

Weighted average shares outstanding
Basic	60,462,578	60,799,984	61,196,820
Diluted	60,693,515	61,049,120	61,415,957
Period end shares outstanding	60,401,684	60,718,411	61,205,969

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	6/30/2025	3/31/2025	6/30/2024	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$8,422	$18,633	$26,222	$(10,211)	-54.8%	$(17,800)	-67.9%
Florida	437	391	614	46	11.8%	(177)	-28.8%
Mississippi (1)	54,015	49,107	14,773	4,908	10.0%	39,242	n/m
Tennessee (2)	2,232	2,339	2,084	(107)	-4.6%	148	7.1%
Texas	15,894	16,150	599	(256)	-1.6%	15,295	n/m
Total nonaccrual LHFI	81,000	86,620	44,292	(5,620)	-6.5%	36,708	82.9%
Other real estate
Alabama	772	271	485	501	n/m	287	59.2%
Mississippi (1)	4,860	4,837	1,787	23	0.5%	3,073	n/m
Tennessee (2)	1,079	979	86	100	10.2%	993	n/m
Texas	2,261	2,261	4,228	—	0.0%	(1,967)	-46.5%
Total other real estate	8,972	8,348	6,586	624	7.5%	2,386	36.2%
Total nonperforming assets	$89,972	$94,968	$50,878	$(4,996)	-5.3%	$39,094	76.8%

LOANS PAST DUE OVER 90 DAYS
LHFI	$3,854	$4,355	$5,413	$(501)	-11.5%	$(1,559)	-28.8%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$75,564	$71,720	$58,079	$3,844	5.4%	$17,485	30.1%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	6/30/2025	3/31/2025	6/30/2024	$ Change	% Change	$ Change	% Change
Beginning Balance	$167,010	$160,270	$142,998	$6,740	4.2%	$24,012	16.8%
PCL, LHFI	5,346	8,125	14,696	(2,779)	-34.2%	(9,350)	-63.6%
PCL, LHFI sale of 1-4 family mortgage loans	—	—	8,633	—	n/m	(8,633)	-100.0%
Charge-offs, sale of 1-4 family mortgage loans	—	—	(8,633)	—	n/m	8,633	-100.0%
Charge-offs	(6,380)	(3,701)	(5,120)	(2,679)	-72.4%	(1,260)	-24.6%
Recoveries	2,261	2,316	2,111	(55)	-2.4%	150	7.1%
Net (charge-offs) recoveries	(4,119)	(1,385)	(11,642)	(2,734)	n/m	7,523	64.6%
Ending Balance	$168,237	$167,010	$154,685	$1,227	0.7%	$13,552	8.8%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(2,331)	$(207)	$59	$(2,124)	n/m	$(2,390)	n/m
Florida	151	(17)	4	168	n/m	147	n/m
Mississippi (1)	(1,647)	(755)	(9,112)	(892)	n/m	7,465	81.9%
Tennessee (2)	(258)	(301)	(122)	43	14.3%	(136)	n/m
Texas	(34)	(105)	(2,471)	71	67.6%	2,437	98.6%
Total net (charge-offs) recoveries	$(4,119)	$(1,385)	$(11,642)	$(2,734)	n/m	$7,523	64.6%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Securities AFS-taxable	$1,745,924	$1,726,291	$1,708,226	$1,658,999	$1,866,227	$1,736,162	$1,896,923
Securities HTM-taxable	1,303,195	1,325,185	1,346,141	1,368,943	1,421,246	1,314,129	1,419,861
Securities HTM-nontaxable	—	—	—	—	112	—	226
Total securities	3,049,119	3,051,476	3,054,367	3,027,942	3,287,585	3,050,291	3,317,010
Loans (includes loans held for sale)	13,543,505	13,320,276	13,275,762	13,379,658	13,309,127	13,432,507	13,239,466
Other earning assets	414,733	365,505	422,083	607,928	592,735	390,255	582,032
Total earning assets	17,007,357	16,737,257	16,752,212	17,015,528	17,189,447	16,873,053	17,138,508
ACL LHFI	(166,430)	(159,893)	(157,659)	(154,476)	(143,245)	(163,180)	(140,978)
Other assets	1,605,786	1,624,581	1,627,890	1,646,241	1,740,307	1,615,132	1,735,414
Total assets	$18,446,713	$18,201,945	$18,222,443	$18,507,293	$18,786,509	$18,325,005	$18,732,944

Interest-bearing demand deposits (1)	$7,682,684	$7,789,239	$7,789,318	$7,787,639	$7,845,195	$7,735,667	$7,889,069
Savings deposits (1)	989,689	993,232	983,292	1,006,668	1,031,140	991,451	1,038,002
Time deposits	3,313,420	3,160,134	3,265,358	3,393,216	3,346,046	3,237,200	3,333,824
Total interest-bearing deposits	11,985,793	11,942,605	12,037,968	12,187,523	12,222,381	11,964,318	12,260,895
Fed funds purchased and repurchases	416,104	405,189	357,798	375,559	434,760	410,677	431,444
Other borrowings	431,861	344,040	218,244	339,417	534,350	388,193	498,905
Subordinated notes	123,779	123,721	123,666	123,611	123,556	123,750	123,529
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,019,393	12,877,411	12,799,532	13,087,966	13,376,903	12,948,794	13,376,629
Noninterest-bearing deposits	3,171,796	3,055,333	3,192,358	3,221,516	3,183,524	3,113,886	3,152,045
Other liabilities	214,315	277,647	257,990	274,563	498,593	245,806	502,265
Total liabilities	16,405,504	16,210,391	16,249,880	16,584,045	17,059,020	16,308,486	17,030,939
Shareholders' equity	2,041,209	1,991,554	1,972,563	1,923,248	1,727,489	2,016,519	1,702,005
Total liabilities and equity	$18,446,713	$18,201,945	$18,222,443	$18,507,293	$18,786,509	$18,325,005	$18,732,944

(1) During the first quarter of 2025, Trustmark ceased the daily sweep between low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Cash and due from banks	$634,402	$587,362	$567,251	$805,436	$822,141
Fed funds sold and reverse repurchases	—	—	—	10,000	—
Securities available for sale	1,782,092	1,737,462	1,692,534	1,725,795	1,621,659
Securities held to maturity	1,290,572	1,315,053	1,335,385	1,358,358	1,380,487
LHFS	219,649	188,689	200,307	216,454	185,698
LHFI	13,464,780	13,241,469	13,089,942	13,100,111	13,155,418
ACL LHFI	(168,237)	(167,010)	(160,270)	(157,929)	(154,685)
Net LHFI	13,296,543	13,074,459	12,929,672	12,942,182	13,000,733
Premises and equipment, net	228,964	231,202	235,410	236,151	232,681
Mortgage servicing rights	132,702	134,395	139,317	125,853	136,658
Goodwill	334,605	334,605	334,605	334,605	334,605
Other real estate	8,972	8,348	5,917	3,920	6,586
Operating lease right-of-use assets	34,016	33,861	34,668	36,034	36,925
Other assets (1)	653,142	650,767	677,356	685,584	694,314
Total assets	$18,615,659	$18,296,203	$18,152,422	$18,480,372	$18,452,487

Deposits:
Noninterest-bearing	$3,135,435	$3,069,929	$3,073,565	$3,142,792	$3,153,506
Interest-bearing	11,980,426	12,010,775	12,034,610	12,098,143	12,309,382
Total deposits	15,115,861	15,080,704	15,108,175	15,240,935	15,462,888
Fed funds purchased and repurchases	456,326	360,080	324,008	365,643	314,121
Other borrowings	558,654	404,815	301,541	443,458	336,687
Subordinated notes	123,812	123,757	123,702	123,647	123,592
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	25,891	26,561	29,392	28,890	30,265
Operating lease liabilities	38,091	37,917	38,698	39,689	40,517
Other liabilities	164,379	179,286	202,723	196,158	203,420
Total liabilities	16,544,870	16,274,976	16,190,095	16,500,276	16,573,346
Common stock	12,585	12,651	12,711	12,753	12,753
Capital surplus	133,195	143,001	157,899	163,156	161,834
Retained earnings	1,955,498	1,914,277	1,875,376	1,833,232	1,796,111
Accumulated other comprehensive income (loss), net of tax	(30,489)	(48,702)	(83,659)	(29,045)	(91,557)
Total shareholders' equity	2,070,789	2,021,227	1,962,327	1,980,096	1,879,141
Total liabilities and equity	$18,615,659	$18,296,203	$18,152,422	$18,480,372	$18,452,487

(1) Trustmark reclassified its identifiable intangible assets, net to other assets. The prior periods has been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Interest and fees on LHFS & LHFI-FTE	$209,077	$201,929	$211,019	$220,433	$216,399	$411,006	$425,855
Interest on securities-taxable	26,269	26,056	26,196	26,162	17,929	52,325	33,563
Interest on securities-tax exempt-FTE	—	—	—	—	1	—	5
Other interest income	4,734	3,846	5,128	8,302	8,126	8,580	16,237
Total interest income-FTE	240,080	231,831	242,343	254,897	242,455	471,911	475,660
Interest on deposits	68,177	67,718	75,941	86,043	83,681	135,895	167,397
Interest on fed funds purchased and repurchases	4,513	4,298	4,036	4,864	5,663	8,811	11,254
Other interest expense	5,982	5,076	3,922	5,971	8,778	11,058	16,481
Total interest expense	78,672	77,092	83,899	96,878	98,122	155,764	195,132
Net interest income-FTE	161,408	154,739	158,444	158,019	144,333	316,147	280,528
PCL, LHFI	5,346	8,125	6,960	7,923	14,696	13,471	22,404
PCL, off-balance sheet credit exposures	(670)	(2,831)	502	(1,375)	(3,600)	(3,501)	(3,792)
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	8,633	—	8,633
Net interest income after provision-FTE	156,732	149,445	150,982	151,471	124,604	306,177	253,283
Service charges on deposit accounts	10,585	10,636	11,228	11,272	10,924	21,221	21,882
Bank card and other fees	8,754	7,664	8,717	7,931	9,225	16,418	16,653
Mortgage banking, net	8,602	8,771	7,388	6,119	4,204	17,373	13,119
Wealth management	9,638	9,543	9,319	9,288	9,692	19,181	18,644
Other, net	2,311	5,970	4,298	2,952	7,461	8,281	10,563
Securities gains (losses), net	—	—	—	—	(182,792)	—	(182,792)
Total noninterest income (loss)	39,890	42,584	40,950	37,562	(141,286)	82,474	(101,931)
Salaries and employee benefits	68,298	68,492	69,223	66,691	64,838	136,790	130,325
Services and fees	26,998	26,247	26,692	25,724	24,743	53,245	49,174
Net occupancy-premises	7,507	7,385	7,195	7,398	7,265	14,892	14,535
Equipment expense	6,206	6,308	6,208	6,141	6,241	12,514	12,566
Other expense	16,105	15,579	15,112	17,316	15,239	31,684	31,390
Total noninterest expense	125,114	124,011	124,430	123,270	118,326	249,125	237,990
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	71,508	68,018	67,502	65,763	(135,008)	139,526	(86,638)
Tax equivalent adjustment	2,652	2,684	2,596	3,305	3,304	5,336	6,669
Income (loss) from cont. ops before income taxes	68,856	65,334	64,906	62,458	(138,312)	134,190	(93,307)
Income taxes from cont. ops	13,015	11,701	8,594	11,128	(37,707)	24,716	(30,875)
Income (loss) from cont. ops	55,841	53,633	56,312	51,330	(100,605)	109,474	(62,432)
Income from discontinued operations (discont. ops) before income taxes	—	—	—	—	232,640	—	237,152
Income taxes from discont. ops	—	—	—	—	58,203	—	59,353
Income from discont. ops	—	—	—	—	174,437	—	177,799
Net income	$55,841	$53,633	$56,312	$51,330	$73,832	$109,474	$115,367

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.92	$0.88	$0.92	$0.84	$(1.64)	$1.81	$(1.02)
Basic earnings per share from discont. ops	$—	$—	$—	$—	$2.85	$—	$2.91
Basic earnings per share - total	$0.92	$0.88	$0.92	$0.84	$1.21	$1.81	$1.89

Diluted earnings (loss) per share from cont. ops	$0.92	$0.88	$0.92	$0.84	$(1.64)	$1.80	$(1.02)
Diluted earnings per share from discont. ops	$—	$—	$—	$—	$2.84	$—	$2.90
Diluted earnings per share - total	$0.92	$0.88	$0.92	$0.84	$1.20	$1.80	$1.88

Dividends per share	$0.24	$0.24	$0.23	$0.23	$0.23	$0.48	$0.46

Weighted average shares outstanding
Basic	60,462,578	60,799,984	61,101,954	61,206,599	61,196,820	60,630,349	61,162,623
Diluted	60,693,515	61,049,120	61,367,825	61,448,410	61,415,957	60,862,773	61,373,850
Period end shares outstanding	60,401,684	60,718,411	61,008,023	61,206,606	61,205,969	60,401,684	61,205,969

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Nonaccrual LHFI
Alabama	$8,422	$18,633	$18,601	$25,835	$26,222
Florida	437	391	305	111	614
Mississippi (1)	54,015	49,107	42,203	31,536	14,773
Tennessee (2)	2,232	2,339	2,431	3,180	2,084
Texas	15,894	16,150	16,569	13,163	599
Total nonaccrual LHFI	81,000	86,620	80,109	73,825	44,292
Other real estate
Alabama	772	271	170	170	485
Mississippi (1)	4,860	4,837	2,407	1,772	1,787
Tennessee (2)	1,079	979	1,079	—	86
Texas	2,261	2,261	2,261	1,978	4,228
Total other real estate	8,972	8,348	5,917	3,920	6,586
Total nonperforming assets	$89,972	$94,968	$86,026	$77,745	$50,878

LOANS PAST DUE OVER 90 DAYS
LHFI	$3,854	$4,355	$4,092	$5,352	$5,413

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$75,564	$71,720	$71,255	$63,703	$58,079

	Quarter Ended					Six Months Ended
ACL LHFI	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Beginning Balance	$167,010	$160,270	$157,929	$154,685	$142,998	$160,270	$139,367
PCL, LHFI	5,346	8,125	6,960	7,923	14,696	13,471	22,404
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	8,633	—	8,633
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	—	(8,633)	—	(8,633)
Charge-offs	(6,380)	(3,701)	(7,730)	(7,142)	(5,120)	(10,081)	(11,444)
Recoveries	2,261	2,316	3,111	2,463	2,111	4,577	4,358
Net (charge-offs) recoveries	(4,119)	(1,385)	(4,619)	(4,679)	(11,642)	(5,504)	(15,719)
Ending Balance	$168,237	$167,010	$160,270	$157,929	$154,685	$168,237	$154,685

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(2,331)	$(207)	$(3,608)	$(3,098)	$59	$(2,538)	$(282)
Florida	151	(17)	8	595	4	134	281
Mississippi (1)	(1,647)	(755)	(1,319)	(1,881)	(9,112)	(2,402)	(10,601)
Tennessee (2)	(258)	(301)	(208)	(296)	(122)	(559)	(301)
Texas	(34)	(105)	508	1	(2,471)	(139)	(4,816)
Total net (charge-offs) recoveries	$(4,119)	$(1,385)	$(4,619)	$(4,679)	$(11,642)	$(5,504)	$(15,719)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2025
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Return on average equity from continuing operations	10.97%	10.92%	11.36%	10.62%	-23.42%	10.95%	-7.38%
Return on average equity from adjusted continuing operations (1)	10.97%	10.92%	11.36%	10.62%	9.06%	10.95%	9.11%
Return on average equity - total	10.97%	10.92%	11.36%	10.62%	17.19%	10.95%	13.63%

Return on average tangible equity from continuing operations	13.13%	13.13%	13.68%	12.86%	-29.05%	13.13%	-9.18%
Return on average tangible equity from adjusted continuing operations (1)	13.13%	13.13%	13.68%	12.86%	11.14%	13.13%	11.29%
Return on average tangible equity - total	13.13%	13.13%	13.68%	12.86%	21.91%	13.13%	17.56%

Return on average assets from continuing operations	1.21%	1.19%	1.23%	1.10%	-2.16%	1.20%	-0.67%
Return on average assets from adjusted continuing operations (1)	1.21%	1.19%	1.23%	1.10%	0.87%	1.20%	0.85%
Return on average assets - total	1.21%	1.19%	1.23%	1.10%	1.58%	1.20%	1.24%

Interest margin - Yield - FTE	5.66%	5.62%	5.76%	5.96%	5.67%	5.64%	5.58%
Interest margin - Cost	1.86%	1.87%	1.99%	2.27%	2.30%	1.86%	2.29%
Net interest margin - FTE	3.81%	3.75%	3.76%	3.69%	3.38%	3.78%	3.29%
Efficiency ratio (2)	61.24%	61.77%	61.77%	60.99%	63.81%	61.50%	65.32%
Full-time equivalent employees	2,510	2,506	2,500	2,500	2,515

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans	0.12%	0.04%	0.14%	0.14%	0.09%	0.08%	0.11%
PCL, LHFI (excl PCL, LHFI sale of 1-4 family mortgage loans) / average loans	0.16%	0.25%	0.21%	0.24%	0.44%	0.20%	0.34%
Nonaccrual LHFI / (LHFI + LHFS)	0.59%	0.64%	0.60%	0.55%	0.33%
Nonperforming assets / (LHFI + LHFS)	0.66%	0.71%	0.65%	0.58%	0.38%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.66%	0.71%	0.65%	0.58%	0.38%
ACL LHFI / LHFI	1.25%	1.26%	1.22%	1.21%	1.18%
ACL LHFI-commercial / commercial LHFI	1.07%	1.11%	1.10%	1.08%	1.05%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.83%	1.76%	1.62%	1.64%	1.59%
ACL LHFI / nonaccrual LHFI	207.70%	192.81%	200.06%	213.92%	349.24%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	272.20%	296.41%	341.20%	497.27%	840.20%

CAPITAL RATIOS
Total equity / total assets	11.12%	11.05%	10.81%	10.71%	10.18%
Tangible equity / tangible assets	9.50%	9.39%	9.13%	9.07%	8.52%
Tangible equity / risk-weighted assets	11.41%	11.23%	10.86%	10.97%	10.18%
Tier 1 leverage ratio	10.15%	10.11%	9.99%	9.65%	9.29%
Common equity tier 1 capital ratio	11.70%	11.63%	11.54%	11.30%	10.92%
Tier 1 risk-based capital ratio	12.09%	12.03%	11.94%	11.70%	11.31%
Total risk-based capital ratio	14.15%	14.10%	13.97%	13.71%	13.29%

STOCK PERFORMANCE
Market value-Close	$36.46	$34.49	$35.37	$31.82	$30.04
Book value	$34.28	$33.29	$32.17	$32.35	$30.70
Tangible book value	$28.74	$27.78	$26.68	$26.88	$25.23

(1) Adjusted continuing operations excludes significant non-routine transactions. See Note 7 - Non-GAAP Financial Measures in the Notes to the Consolidated Financials.
(2) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands)
(unaudited)

Note 1 - Significant Non-Routine Transactions

Trustmark completed the following significant non-routine transactions during the second quarter of 2024:

•
On May 31, 2024, Trustmark National Bank closed the sale of its wholly owned subsidiary, Fisher Brown Bottrell Insurance, Inc., (FBBI) to Marsh & McLennan Agency LLC, consistent with the terms as previously announced on April 23, 2024. Trustmark National Bank is a wholly owned subsidiary of Trustmark Corporation. Trustmark recognized a gain on the sale of $228.3 million ($171.2 million, net of taxes) in income from discontinued operations. The operations of FBBI are also included in discontinued operations for the applicable periods presented.
•
Trustmark restructured its investment securities portfolio by selling $1.561 billion of available for sale securities with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes) and was recorded to noninterest income in securities gains (losses), net. Trustmark purchased $1.378 billion of available for sale securities with an average yield of 4.85%.
•
Trustmark sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at the time of selection totaling $56.2 million, which resulted in a loss of $13.4 million ($10.1 million, net of taxes). The portion of the loss related to credit totaled $8.6 million and was recorded as adjustments to charge-offs and the provision for credit losses. The noncredit-related portion of the loss totaled $4.8 million and was recorded to noninterest income in other, net.
•
On April 8, 2024, Visa commenced an initial exchange offer expiring on May 3, 2024, for any and all outstanding shares of Visa Class B-1 common stock (Visa B-1 shares). Holders participating in the exchange offer would receive a combination of Visa Class B-2 common stock (Visa B-2 shares) and Visa Class C common stock (Visa C shares) in exchange for Visa B-1 shares that are validly tendered and accepted for exchange by Visa. TNB tendered its 38.7 thousand Visa B-1 shares, which was accepted by Visa. In exchange for each Visa B-1 share that was validly tendered and accepted for exchange by Visa, TNB received 50.0% of a newly issued Visa B-2 share and newly issued Visa C shares equivalent in value to 50.0% of a Visa B-1 share. The Visa C shares that were received by TNB were recognized at fair value, which resulted in a gain of $8.1 million ($6.0 million, net of taxes) and recorded to noninterest income in other, net during the second quarter of 2024. During the third quarter of 2024, TNB sold all of the Visa C shares for approximately the same carrying value at June 30, 2024. The Visa B-2 shares were recorded at their nominal carrying value.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$215,679	$212,463	$202,669	$202,638	$172,955
U.S. Government agency obligations	65,800	49,325	38,807	19,335	—
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	34,070	28,108	28,411	25,798	23,489
Issued by FNMA and FHLMC	1,109,203	1,090,137	1,070,538	1,105,310	1,060,869
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	357,340	357,429	352,109	372,714	364,346
Total securities available for sale	$1,782,092	$1,737,462	$1,692,534	$1,725,795	$1,621,659

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$30,226	$30,033	$29,842	$29,648	$29,455
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,750	15,726	16,218	17,773	17,998
Issued by FNMA and FHLMC	398,161	411,454	423,372	436,177	449,781
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	109,697	116,969	123,685	131,348	138,951
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	737,738	740,871	742,268	743,412	744,302
Total securities held to maturity	$1,290,572	$1,315,053	$1,335,385	$1,358,358	$1,380,487

At June 30, 2025, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $41.5 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities and GSE-backed obligations. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Loans secured by real estate:
Construction, land development and other land loans	$1,355,223	$1,321,631	$1,417,148	$1,588,256	$1,638,972
Secured by 1-4 family residential properties	3,057,362	2,973,978	2,949,543	2,895,006	2,878,295
Secured by nonfarm, nonresidential properties	3,478,932	3,532,842	3,533,282	3,582,552	3,598,647
Other real estate secured	1,918,341	1,876,459	1,633,830	1,475,798	1,344,968
Commercial and industrial loans	1,832,295	1,765,893	1,840,722	1,767,079	1,880,607
Consumer loans	149,395	154,623	151,443	149,436	153,316
State and other political subdivision loans	961,251	974,300	969,836	996,002	1,053,015
Other loans and leases	711,981	641,743	594,138	645,982	607,598
LHFI	13,464,780	13,241,469	13,089,942	13,100,111	13,155,418
ACL LHFI	(168,237)	(167,010)	(160,270)	(157,929)	(154,685)
Net LHFI	$13,296,543	$13,074,459	$12,929,672	$12,942,182	$13,000,733

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	June 30, 2025
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,355,223	$459,413	$35,806	$208,288	$312,756	$45,907	$293,053
Secured by 1-4 family residential properties	3,057,362	159,166	62,104	—	2,705,119	89,226	41,747
Secured by nonfarm, nonresidential properties	3,478,932	958,454	179,528	88,022	1,519,616	127,731	605,581
Other real estate secured	1,918,341	923,639	1,682	79,823	516,430	935	395,832
Commercial and industrial loans	1,832,295	472,371	19,649	284,845	669,509	123,349	262,572
Consumer loans	149,395	20,191	7,411	—	90,727	14,126	16,940
State and other political subdivision loans	961,251	55,704	65,965	13,032	712,260	24,228	90,062
Other loans and leases	711,981	26,763	3,654	306,942	269,585	56,280	48,757
Loans	$13,464,780	$3,075,701	$375,799	$980,952	$6,796,002	$481,782	$1,754,544

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$59,410	$27,229	$6,919	$—	$15,732	$1,089	$8,441
Development	100,941	47,362	264	—	17,903	14,197	21,215
Unimproved land	98,549	18,004	8,648	—	22,689	8,457	40,751
1-4 family construction	302,013	154,676	9,631	12,335	79,438	22,016	23,917
Other construction	794,310	212,142	10,344	195,953	176,994	148	198,729
Construction, land development and other land loans	$1,355,223	$459,413	$35,806	$208,288	$312,756	$45,907	$293,053

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2025
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$274,281	$73,703	$15,224	$—	$98,635	$19,837	$66,882
Office	233,501	82,433	18,266	—	91,611	2,713	38,478
Hotel/motel	277,749	143,283	43,238	—	68,172	23,056	—
Mini-storage	159,599	40,004	1,371	30,531	86,638	593	462
Industrial	521,155	100,337	16,256	57,491	199,356	2,483	145,232
Health care	149,551	123,342	664	—	23,158	317	2,070
Convenience stores	20,209	2,130	386	—	11,509	184	6,000
Nursing homes/senior living	351,436	110,473	—	—	145,089	3,822	92,052
Other	113,964	27,944	8,413	—	61,507	7,280	8,820
Total non-owner occupied loans	2,101,445	703,649	103,818	88,022	785,675	60,285	359,996

Owner-occupied:
Office	138,427	47,951	31,876	—	32,190	8,351	18,059
Churches	46,705	10,721	3,588	—	27,137	2,940	2,319
Industrial warehouses	198,471	14,427	7,936	—	51,542	12,614	111,952
Health care	119,133	11,243	7,685	—	91,726	2,155	6,324
Convenience stores	105,414	10,091	2,053	—	57,497	—	35,773
Retail	77,442	7,914	12,589	—	43,239	6,847	6,853
Restaurants	59,179	2,706	2,620	—	27,646	19,997	6,210
Auto dealerships	38,342	3,552	160	—	20,310	14,320	—
Nursing homes/senior living	471,731	129,518	—	—	316,320	—	25,893
Other	122,643	16,682	7,203	—	66,334	222	32,202
Total owner-occupied loans	1,377,487	254,805	75,710	—	733,941	67,446	245,585
Loans secured by nonfarm, nonresidential properties	$3,478,932	$958,454	$179,528	$88,022	$1,519,616	$127,731	$605,581

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Securities – taxable	3.46%	3.46%	3.41%	3.44%	2.19%	3.46%	2.03%
Securities – nontaxable	—	—	—	—	3.59%	—	4.45%
Securities – total	3.46%	3.46%	3.41%	3.44%	2.19%	3.46%	2.04%
LHFI & LHFS	6.19%	6.15%	6.32%	6.55%	6.54%	6.17%	6.47%
Other earning assets	4.58%	4.27%	4.83%	5.43%	5.51%	4.43%	5.61%
Total earning assets	5.66%	5.62%	5.76%	5.96%	5.67%	5.64%	5.58%

Interest-bearing deposits	2.28%	2.30%	2.51%	2.81%	2.75%	2.29%	2.75%
Fed funds purchased & repurchases	4.35%	4.30%	4.49%	5.15%	5.24%	4.33%	5.25%
Other borrowings	3.89%	3.89%	3.86%	4.53%	4.91%	3.89%	4.84%
Total interest-bearing liabilities	2.42%	2.43%	2.61%	2.94%	2.95%	2.43%	2.93%

Total Deposits	1.80%	1.83%	1.98%	2.22%	2.18%	1.82%	2.18%

Net interest margin	3.81%	3.75%	3.76%	3.69%	3.38%	3.78%	3.29%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.

The net interest margin increased six basis points when compared to the first quarter of 2025, totaling 3.81% for the second quarter of 2025, primarily due to the increase in the yield for the loans held for investment and held for sale portfolio as well as the decrease in the cost of interest-bearing liabilities.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $541 thousand during the second quarter of 2025.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Mortgage servicing income, net	$7,142	$7,161	$7,161	$7,127	$6,993	$14,303	$13,927
Change in fair value-MSR from runoff	(3,596)	(2,062)	(3,118)	(3,154)	(3,447)	(5,658)	(5,373)
Gain on sales of loans, net	5,597	4,253	4,470	4,648	5,151	9,850	10,160
Mortgage banking income before hedge ineffectiveness	9,143	9,352	8,513	8,621	8,697	18,495	18,714
Change in fair value-MSR from market changes	(1,946)	(5,928)	12,710	(10,406)	(1,626)	(7,874)	3,497
Change in fair value of derivatives	1,405	5,347	(13,835)	7,904	(2,867)	6,752	(9,092)
Net positive (negative) hedge ineffectiveness	(541)	(581)	(1,125)	(2,502)	(4,493)	(1,122)	(5,595)
Mortgage banking, net	$8,602	$8,771	$7,388	$6,119	$4,204	$17,373	$13,119

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Partnership amortization for tax credit purposes	$(2,137)	$(2,124)	$(1,992)	$(1,977)	$(1,824)	$(4,261)	$(3,658)
Increase in life insurance cash surrender value	1,911	1,867	1,891	1,883	1,860	3,778	3,704
Loss on sale of 1-4 family mortgage loans	—	—	—	—	(4,798)	—	(4,798)
Visa C shares fair value adjustment	—	—	—	—	8,056	—	8,056
Other miscellaneous income	2,537	6,227	4,399	3,046	4,167	8,764	7,259
Total other, net	$2,311	$5,970	$4,298	$2,952	$7,461	$8,281	$10,563

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Loan expense	$3,377	$2,792	$2,921	$2,824	$2,880	$6,169	$5,835
Amortization of intangibles	32	31	27	28	27	63	55
FDIC assessment expense	4,064	4,160	4,815	5,071	4,816	8,224	9,325
Other real estate expense, net	159	452	(286)	2,452	327	611	998
Other miscellaneous expense	8,473	8,144	7,635	6,941	7,189	16,617	15,177
Total other expense	$16,105	$15,579	$15,112	$17,316	$15,239	$31,684	$31,390

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$2,041,209	$1,991,554	$1,972,563	$1,923,248	$1,727,489	$2,016,519	$1,702,005
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(80)	(113)	(141)	(168)	(195)	(97)	(210)
Total average tangible equity		$1,706,524	$1,656,836	$1,637,817	$1,588,475	$1,392,689	$1,681,817	$1,367,190

PERIOD END BALANCES
Total shareholders' equity		$2,070,789	$2,021,227	$1,962,327	$1,980,096	$1,879,141
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(63)	(95)	(126)	(153)	(181)
Total tangible equity	(a)	$1,736,121	$1,686,527	$1,627,596	$1,645,338	$1,544,355

TANGIBLE ASSETS
Total assets		$18,615,659	$18,296,203	$18,152,422	$18,480,372	$18,452,487
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(63)	(95)	(126)	(153)	(181)
Total tangible assets	(b)	$18,280,991	$17,961,503	$17,817,691	$18,145,614	$18,117,701
Risk-weighted assets	(c)	$15,215,021	$15,024,476	$14,990,258	$15,004,024	$15,165,038

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss) from continuing operations		$55,841	$53,633	$56,312	$51,330	$(100,605)	$109,474	$(62,432)
Plus: Intangible amortization net of tax from continuing operations		24	24	20	21	20	48	40
Net income (loss) adjusted for intangible amortization		$55,865	$53,657	$56,332	$51,351	$(100,585)	$109,522	$(62,392)
Period end common shares outstanding	(d)	60,401,684	60,718,411	61,008,023	61,206,606	61,205,969

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity from continuing operations (1)		13.13%	13.13%	13.68%	12.86%	-29.05%	13.13%	-9.18%
Tangible equity/tangible assets	(a)/(b)	9.50%	9.39%	9.13%	9.07%	8.52%
Tangible equity/risk-weighted assets	(a)/(c)	11.41%	11.23%	10.86%	10.97%	10.18%
Tangible book value	(a)/(d)*1,000	$28.74	$27.78	$26.68	$26.88	$25.23

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$2,070,789	$2,021,227	$1,962,327	$1,980,096	$1,879,141
CECL transition adjustment		—	—	6,500	6,500	6,500
AOCI-related adjustments		30,489	48,702	83,659	29,045	91,557
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,755)	(320,756)	(320,756)	(320,757)	(320,758)
Other adjustments and deductions for CET1 (2)		(955)	(2,175)	(2,058)	(115)	(847)
CET1 capital	(e)	1,779,568	1,746,998	1,729,672	1,694,769	1,655,593
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,839,568	$1,806,998	$1,789,672	$1,754,769	$1,715,593

Common equity tier 1 capital ratio	(e)/(c)	11.70%	11.63%	11.54%	11.30%	10.92%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Six Months Ended
		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

Net interest income (GAAP)	(a)	$158,756	$152,055	$155,848	$154,714	$141,029	$310,811	$273,859

Noninterest income (loss) (GAAP)		39,890	42,584	40,950	37,562	(141,286)	82,474	(101,931)
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	—	—	—	4,798	—	4,798
Visa C shares fair value adjustment (incl in Other, net)		—	—	—	—	(8,056)	—	(8,056)
Securities (gains) losses, net		—	—	—	—	182,792	—	182,792
Noninterest income from adjusted continuing operations (Non-GAAP)	(b)	$39,890	$42,584	$40,950	$37,562	$38,248	$82,474	$77,603

Adjusted pre-provision revenue	(a)+(b)=(c)	$198,646	$194,639	$196,798	$192,276	$179,277	$393,285	$351,462

Noninterest expense (GAAP)	(d)	$125,114	$124,011	$124,430	$123,270	$118,326	$249,125	$237,990

PPNR (Non-GAAP)	(c)-(d)	$73,532	$70,628	$72,368	$69,006	$60,951	$144,160	$113,472

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents adjustments to net income (loss) from continuing operations and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

Net income (loss) (GAAP) from continuing operations	$55,841	$53,633	$56,312	$51,330	$(100,605)	$109,474	$(62,432)

Significant non-routine transactions (net of taxes):
PCL, LHFI sale of nonperforming 1-4 family	—	—	—	—	6,475	—	6,475
Loss on sale of 1-4 family mortgage loans	—	—	—	—	3,598	—	3,598
Visa C shares fair value adjustment	—	—	—	—	(6,042)	—	(6,042)
Securities gains (losses), net	—	—	—	—	137,094	—	137,094
Net income adjusted for significant non-routine transactions (Non-GAAP)	$55,841	$53,633	$56,312	$51,330	$40,520	$109,474	$78,693

Diluted EPS from adjusted continuing operations	$0.92	$0.88	$0.92	$0.84	$0.66	$1.80	$1.28

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity from continuing operations	10.97%	10.92%	11.36%	10.62%	-23.42%	10.95%	-7.38%
Return on average tangible equity from continuing operations	13.13%	13.13%	13.68%	12.86%	-29.05%	13.13%	-9.18%
Return on average assets from continuing operations	1.21%	1.19%	1.23%	1.10%	-2.16%	1.20%	-0.67%

FINANCIAL RATIOS - ADJUSTED (NON-GAAP)
Return on average equity from adjusted continuing operations	10.97%	10.92%	11.36%	10.62%	9.06%	10.95%	9.11%
Return on average tangible equity from adjusted continuing operations	13.13%	13.13%	13.68%	12.86%	11.14%	13.13%	11.29%
Return on average assets from adjusted continuing operations	1.21%	1.19%	1.23%	1.10%	0.87%	1.20%	0.85%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2025
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

	Total noninterest expense (GAAP)		$125,114	$124,011	$124,430	$123,270	$118,326	$249,125	$237,990
Less:	Other real estate expense, net		(159)	(452)	286	(2,452)	(327)	(611)	(998)
	Amortization of intangibles		(32)	(31)	(27)	(28)	(27)	(63)	(55)
	Charitable contributions resulting in state tax credits		(334)	(334)	(300)	(300)	(300)	(668)	(600)
	Adjusted noninterest expense (Non-GAAP)	(a)	$124,589	$123,194	$124,389	$120,490	$117,672	$247,783	$236,337

	Net interest income (GAAP)		$158,756	$152,055	$155,848	$154,714	$141,029	$310,811	$273,859
Add:	Tax equivalent adjustment		2,652	2,684	2,596	3,305	3,304	5,336	6,669
	Net interest income-FTE (Non-GAAP)	(b)	$161,408	$154,739	$158,444	$158,019	$144,333	$316,147	$280,528

	Noninterest income (loss) (GAAP)		$39,890	$42,584	$40,950	$37,562	$(141,286)	$82,474	$(101,931)
Add:	Partnership amortization for tax credit purposes		2,137	2,124	1,992	1,977	1,824	4,261	3,658
	Loss on sale of 1-4 family mortgage loans		—	—	—	—	4,798	—	4,798
	Securities (gains) losses, net		—	—	—	—	182,792	—	182,792
Less:	Visa C shares fair value adjustment		—	—	—	—	(8,056)	—	(8,056)
	Adjusted noninterest income (Non-GAAP)	(c)	$42,027	$44,708	$42,942	$39,539	$40,072	$86,735	$81,261

	Adjusted revenue (Non-GAAP)	(b)+(c)	$203,435	$199,447	$201,386	$197,558	$184,405	$402,882	$361,789

	Efficiency ratio (Non-GAAP)	(a)/((b)+(c))	61.24%	61.77%	61.77%	60.99%	63.81%	61.50%	65.32%